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                                                                    Exhibit 23.1


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Forms S-8) pertaining to the American Eagle Outfitters, Inc. Employee Stock Purchase Plan (Registration No. 333-3278), the American Eagle Outfitters, Inc. 1994 Restricted Stock Plan (Registration No. 33-79358), the American Eagle Outfitters, Inc. 1994 Stock Option Plan (Registration Nos. 333-44759, 333-79358, and 333-12661), and the American Eagle Outfitters, Inc. Stock Fund of American Eagle Outfitters, Inc. Profit Sharing and 401(k) Plan (Registration No. 33-84796), and the American Eagle Outfitters, Inc. Registration Statement (Form S-3) (Registration No. 333-68875) of our report dated February 26, 1999 (except for Note 12, as to which the date is April 7, 1999), with respect to the consolidated financial statements of American Eagle Outfitters, Inc. included in the Annual Report (Form 10-K) for the year ended January 30, 1999.




Pittsburgh, Pennsylvania
April 15, 1999